Exhibit 99.1

Beyond Air® Announces Up to $30.1 Million Private Placement Offering Priced At-the-Market Under Nasdaq Rules

Beyond Air™

$10.2 million upfront with up to $10.0 million of short-term warrants, accelerated upon FDA clearance; financing also includes an additional $10.0 million in long-term warrants

GARDEN CITY, N.Y., July 30, 2026 (GLOBE NEWSWIRE) — Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial-stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve patients’ lives, today announced that it has entered into a securities purchase agreement for the purchase and sale of (i) an aggregate of 167,011 shares of the Company’s common stock and accompanying warrants at a combined purchase price of $5.66 per share to certain institutional investors (“Purchase Price”) and a combined purchase price of $5.76 per share to certain of the Company’s directors and officers, and (ii) in lieu of shares of common stock to certain investors, pre-funded warrants to purchase up to 1,638,835 shares of the Company’s common stock and accompanying warrants at a combined purchase price of $5.6599, representing the Purchase Price less the $0.0001 exercise price of each pre-funded warrant. The financing is being led by certain institutional healthcare investors, with additional participation from certain of the Company’s directors and executive officers, including Chief Executive Officer Robert Goodman and Chief Financial Officer Dan Moorhead.

“The financing announced today provides us with the capital and financial flexibility to execute the planned commercial launch of our second-generation LungFit PH, pending regulatory approval,” stated Robert Goodman, Chief Executive Officer of Beyond Air.

Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with (i) a Series A common stock purchase warrant (the “Series A warrant”) to purchase up to 1,805,846 shares of the Company’s common stock and (ii) a Series B common stock purchase warrant (the “Series B warrant”) to purchase up to 1,805,846 shares of Company’s common stock. The Series A and Series B warrants will each have an exercise price of $5.51 per share. The Series A warrants will expire on the earlier of (i) the first anniversary of their issuance or (ii) the date that is 45 days following approval by the U.S. FDA of the Company’s pending premarket approval for the LungFit II, subject to the terms of the Series A warrants relating to the availability of an effective registration statement covering the resale of the shares issuable upon exercise thereof. The Series B warrants will expire five years following the date of issuance.

The private placement is expected to result in aggregate gross proceeds to the Company of up to $30.1 million, before deducting placement agent fees and other offering expenses payable by the Company, assuming all Series A warrants and all Series B warrants are exercised for cash, of which there can be no guarantee. The closing is expected to occur on or about July 31, 2026, subject to the satisfaction of customary closing conditions. The Company currently intends to use the net proceeds from the private placement for working capital and general corporate purposes.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock and shares of common stock underlying the pre-funded warrants, the Series A warrants and the Series B warrants, within 15 calendar days following the closing of the offering and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 75 days after the filing date in the event of a “full review” by the Securities and Exchange Commission.

Cantor is acting as lead placement agent in connection with the private placement. Citizens Capital Markets and Lake Street are acting as placement agents in connection with the private placement.

The securities described above are being offered and sold in a private placement and pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sales of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure.

About LungFit *

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator-compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders, providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety by eliminating NO2 purging steps, and offering other operational benefits.

LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g., COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g., NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

*Beyond Air’s LungFit PH is approved for commercial use in the United States, European Union, and many other countries around the world. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

About Nitric Oxide

Nitric Oxide (NO) is a potent molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens.

Forward Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Forward-looking statements in this press release include, without limitation, statements concerning the timing, size and expectation of the closing of the private placement, the satisfaction of customary closing conditions related to the private placement, and the anticipated use of proceeds therefrom; the timing, receipt, scope and terms of any FDA approval of the Company’s pending PMA supplement for LungFit PH II; the potential accelerated expiration of the Series A warrants following any such approval; the timing and effectiveness of a registration statement covering the resale of the shares issuable upon exercise of the warrants; the exercise of the warrants, including whether any warrants will be exercised for cash; and the amount and timing of any proceeds the Company may receive from such exercises. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including risks and uncertainties related to the completion of the offering; the ability to raise additional capital; the timing of the FDA’s review of the pending PMA supplement for LungFit PH II; the possibility that the FDA may delay, limit or not grant approval of the PMA supplement, or may impose conditions or limitations on any approval; the timing of any FDA approval and the resulting commencement and duration of the accelerated exercise period applicable to the Series A warrants; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air undertakes no obligation to update or revise these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts
Corey Davis, Ph.D.
LifeSci Advisors, LLC
Cdavis@lifesciadvisors.com
(212) 915-2577